                                                                  Exhibit 10.19


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                                CREDIT AGREEMENT

                                   dated as of
                                 April 24, 2001

                                      among

                                HAWK CORPORATION,
                                as the Borrower,

                     THE LENDING INSTITUTIONS NAMED THEREIN,
                                   as Lenders,

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                           as the Administrative Agent


                              ---------------------

                                 AMENDMENT NO. 2
                                       to
                                CREDIT AGREEMENT

                                   dated as of
                                  July 31, 2001

                              ---------------------


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


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

      THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, is dated as of July 31, 2001 ("this Amendment"), among the following:

            (i)   HAWK CORPORATION, a Delaware corporation (the "Borrower");

            (ii) the Lenders a party to the Credit Agreement, as hereinafter defined; and

            (iii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent under the Credit Agreement (the
      "Administrative Agent").

      PRELIMINARY STATEMENTS:

      (1) The Borrower, the Lenders and the Administrative Agent entered into the Credit Agreement, dated as of May 1, 1998 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"; the terms defined therein are used herein as so defined).

      (2) The parties hereto desire to modify certain terms and provisions of the Credit Agreement, all as more fully set forth below.

      NOW, THEREFORE, the parties hereby agree as follows:

      SECTION 1.  AMENDMENTS, ETC.

      1.1. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Applicable Eurodollar Margin", "Applicable Facility Fee Rate", "Consolidated Net Debt", "Credit Documents", "General Revolving Facility Percentage", "Interest Coverage Ratio", "Loan", "Note", "Real Property", "Total General Revolving Commitment" and "UCC" therefrom and to insert in place thereof, respectively, the following:

            "Applicable Eurodollar Margin" shall mean:

            (a) for any date prior to July 31, 2001, as determined in accordance with section 2.8(h) of this Agreement as in effect prior to July 31, 2001;

            (b) from July 31, 2001 through August 31, 2001, (i) two hundred seventy-five (275) basis points for General Revolving Loans, and (ii) three hundred twenty-five (325) basis points for Term Loans; and

            (c) commencing with the fiscal quarter of the Borrower ended June 30, 2001, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the

      Adjusted Leverage Ratio. Changes in the Applicable Eurodollar Margin shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower.

      Notwithstanding the foregoing, unless otherwise agreed by the Required Lenders, during any period when (A) the Borrower shall have failed to timely deliver its financial statements referred to in Section 8.1(a) or
      (b), (B) a Default under Section 10.1(a) shall have occurred and be continuing, or (C) an Event of Default shall have occurred and be continuing, the Applicable Eurodollar Margin for Loans shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Adjusted Leverage Ratio at such time. Any changes in the Applicable Eurodollar Margin for Loans shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determination by the Administrative Agent shall be conclusive and binding absent manifest error.

            "Applicable Facility Fee Rate" shall mean:

            (a) for any date prior to July 31, 2001, as determined in accordance with section 2.8(h) of this Agreement as in effect prior to July 31, 2001;

            (b) from July 31, 2001 through August 31, 2001, (i) fifty (50) basis points; and

            (c) commencing with the fiscal quarter of the Borrower ended June 30, 2001, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the Adjusted Leverage Ratio. Changes in the Applicable Facility Fee Rate shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower.

      Notwithstanding the foregoing, unless otherwise agreed by the Required Lenders, during any period when (A) the Borrower shall have failed to timely deliver its financial statements referred to in Section 8.1(a) or
      (b), (B) a Default under Section 10.1(a) shall have occurred and be continuing, or (C) an Event of Default shall have occurred and be continuing, the Applicable Facility Fee Rate shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Adjusted Leverage Ratio at such time. Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determination by the Administrative Agent shall be conclusive and binding absent manifest error.

            "Consolidated Net Debt" shall mean at any time of determination thereof (i) the principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease) of Consolidated Total Debt that would appear on a consolidated balance sheet of the Borrower and its Subsidiaries at such time, reduced by (ii) the amount, if any, in excess of $5,000,000, of all unrestricted and unencumbered (other than the Lien of the

      Administrative Agent, for the benefit of the Lenders) cash and Cash Equivalents that would appear on a consolidated balance sheet of the Borrower and its Subsidiaries at such time.

            "Credit Documents" shall mean this Agreement, the Notes, the Guaranties of Payment, the Security Documents and the Letter of Credit Documents.

            "General Revolving Facility Percentage" shall mean, for each Lender, such Lender's "General Revolving Facility Percentage" as set forth opposite such Lender's name on Annex I hereto, or the percentage of the Total General Revolving Commitment held by such Lender as set forth in the Lender Register.

            "Interest Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of the Borrower, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense.

            "Loan" shall have the meaning in Sections 2A and 2.1 and shall include any Term Loan, General Revolving Loan, Swing Line Revolving Loan and Alternative Currency Advance.

            "Note" shall mean any Term Note, General Revolving Note, Swing Line Note or Alternative Currency Note, or any other promissory note executed in connection with this Agreement.

            "Real Property" shall mean each parcel of real property, or interest therein, owned or leased by a Credit Party (including, but not limited to, the Mortgaged Property), together with all improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

            "Total General Revolving Commitment" shall mean Thirty Million Dollars ($30,000,000), or such lesser amount as may be determined pursuant to section 4.2, 4.3 or 10.2 hereof.

            "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the State of Ohio.

      1.2. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

            "Adjusted Leverage Ratio" shall mean, for the most recently completed four fiscal quarters of the Borrower, the ratio of (a) Consolidated Net Debt to (b) Consolidated EBITDA.

            "Borrowing Base" shall mean an amount not in excess of (a) the sum of (i) eighty-five percent (85%) of the consolidated book value of net accounts receivable of the Borrower and its Subsidiaries, and (ii) sixty percent (60%) of the consolidated book value of inventory (as defined in the UCC) of the Borrower and its Subsidiaries, minus (b) the aggregate principal amount of all Term Loans then outstanding.

            "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of the Borrower or any its Subsidiaries or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Borrower or any of its Subsidiaries in question) in respect of capital stock or other equity interest of the Borrower or any of its Subsidiaries, as the case may be.

            "Consolidated Fixed Charges" shall mean, for any period, on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, the aggregate of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) current maturities of long term Indebtedness under this Agreement (other than optional prepayments of the General Revolving Notes), (d) Consolidated Capital Expenditures, and (e) Capital Distributions.

            "Covenant Compliance Date" shall mean the date on which the Interest Coverage Ratio shall have been at least 2.00 to 1.00 and the Leverage Ratio shall have been no more than 3.50 to 1.00 for two consecutive fiscal quarters of the Borrower.

            "Fixed Charge Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of Borrower, the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges.

            "Guarantor of Payment" shall mean each Subsidiary Guarantor and any other Person that shall execute and deliver a Guaranty of Payment to the Administrative Agent.

            "Guaranty of Payment" shall mean the Subsidiary Guaranty, as supplemented, and any other Guaranty of Payment of Obligations executed and delivered by a Person to the Administrative Agent in connection with this Agreement after the Closing Date, as any of the foregoing may from time to time be amended, restated, supplemented or otherwise modified or replaced.

            "Intellectual Property Security Agreement" shall mean each of the Intellectual Property Security Agreements, executed and delivered to the Administrative Agent by the Borrower or a Guarantor of Payment, as the case may be, after the Closing Date, pursuant to which the Borrower or such Guarantor of Payment shall have granted to the Collateral Agent a security interest in and an assignment of all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

            "Interest Coverage Period" shall mean any period for which the Interest Coverage Ratio shall be less than 2.00 to 1.00.

            "Leverage Ratio" shall mean, for the most recently completed four fiscal quarters of Borrower, the ratio of (a) Consolidated Total Debt to
      (b) Consolidated EBITDA.


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
            "Maximum Available Revolving Commitment" shall mean the obligation of the Lenders hereunder to make General Revolving Loans to the Borrower up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Total General Revolving Commitment or (b) the Borrowing Base.

            "Mortgage" shall mean a mortgage, deed of trust or other similar instrument, in form and substance satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by the Borrower or a Guarantor of Payment, as the case may be, after the Closing Date, with respect to a Mortgaged Property, as the same may from time to time be amended, restated or otherwise modified.

            "Mortgaged Property" shall mean each of the parcels of real property as set forth on Annex VII hereto, or interests therein, owned or leased by the Borrower or a Guarantor of Payment, together with each other parcel of real property that shall become subject to a Mortgage after the Closing Date, in each case together with all of the right, title and interest of the Borrower or such Guarantor of Payment, as the case may be, in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

            "Pledge Agreement" shall mean each Pledge Agreement executed and delivered to the Administrative Agent by the Borrower or a Guarantor of Payment, as the case may be, after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

            "Pricing Grid Table" shall mean, (a) during an Interest Coverage Period, the following pricing grid table:

                                          Applicable
                                       Eurodollar Margin
                                             for                                Applicable Eurodollar
                                       General Revolving        Applicable           Margin for
          Adjusted Leverage Ratio            Loans          Facility Fee Rate        Term Loans
         --------------------------------------------------------------------------------------------
         Greater than 3.50 to 1.00      275 basis points      50 basis points     325 basis points
         --------------------------------------------------------------------------------------------
         Greater than 3.00 to 1.00
          but less than or equal to
          3.50 to 1.00                  250 basis points      50 basis points     300 basis points
         --------------------------------------------------------------------------------------------
         Greater than 2.50 to 1.00
          but less than or equal to
          3.00 to 1.00                  225 basis points      50 basis points     275 basis points
         --------------------------------------------------------------------------------------------
         Greater than 2.00 to 1.00
          but less than or equal to
          2.50 to 1.00                  200 basis points      50 basis points     250 basis points
         --------------------------------------------------------------------------------------------
         Less than or equal to
          2.00 to 1.00                187.5 basis points    37.5 basis points     225 basis points
         --------------------------------------------------------------------------------------------


      or, (b) at any time other than during an Interest Coverage Period, the following pricing grid table:


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

                                           Applicable
                                        Eurodollar Margin
                                              for                                 Applicable Eurodollar
                                        General Revolving        Applicable             Margin for
           Adjusted Leverage Ratio           Loans            Facility Fee Rate         Term Loans
         ----------------------------------------------------------------------------------------------
         Greater than 3.50 to 1.00      225 basis points       50 basis points      275 basis points
         ----------------------------------------------------------------------------------------------
         Greater than 3.00 to 1.00
          but less than or equal to
          3.50 to 1.00                  175 basis points       50 basis points      225 basis points
         ----------------------------------------------------------------------------------------------
         Greater than 2.50 to 1.00
          but less than or equal to
          3.00 to 1.00                  160 basis points       40 basis points      200 basis points
         ----------------------------------------------------------------------------------------------
         Greater than 2.00 to 1.00
          but less than or equal to
          2.50 to 1.00                  140 basis points       35 basis points      175 basis points
         ----------------------------------------------------------------------------------------------
         Less than or equal to
          2.00 to 1.00                  120 basis points       30 basis points      150 basis points
         ----------------------------------------------------------------------------------------------

            "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all General Revolving Loans outstanding,
      (b) the aggregate principal amount of all Swing Line Revolving Loans outstanding, (c) the Dollar Equivalent of the Alternative Currency Outstandings, and (d) the Letter of Credit Outstandings.

            "Security Agreement" shall mean each of the Security Agreements executed and delivered to the Administrative Agent by the Borrower or a Guarantor of Payment, as the case may be, after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

            "Security Documents" shall mean each Security Agreement, each Intellectual Property Security Agreement, each Pledge Agreement, each Mortgage, and each UCC financing statement executed in connection with any of the foregoing, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

      1.3. The definition of "Permitted Acquisition" contained in Section 1 of the Credit Agreement is hereby amended to delete subpart (v) therefrom and to insert in place thereof the following:

            (v) after giving effect to such Acquisition, (A) the Borrower would be in compliance on a pro forma basis with the financial covenants contained in sections 9.8, 9.9 and 9.14, and (B) the Leverage Ratio shall be no greater than 3.25 to 1.00 prior to and after giving effect to such Acquisition; and

      1.4. Section 2.1(b) of the Credit Agreement is hereby amended to add the following new subpart (vii) thereto:

            and (vii) shall not be made if the amount of such Loan or Loans, when added to the Revolving Credit Exposure, shall exceed the Maximum Available Revolving Commitment.


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
      1.5. Section 2.1(c) of the Credit Agreement is hereby amended to add the following new subpart (x) thereto:

            and (x) shall not be made if the amount of such Loan or Loans, when added to the Revolving Credit Exposure, shall exceed the Maximum Available Revolving Commitment.

      1.6. Section 2.8 of the Credit Agreement is hereby amended to delete subsection (h) therefrom in its entirety.

      1.7. Section 2A.2 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:

            (a) Alternative Currency Option. From time to time prior to the General Revolving Maturity Date, the Borrower or any Eligible Subsidiary may, as set forth in this section 2A, request the Lenders to make offers to make a loan (each, an "Alternative Currency Advance") to the Borrower or such Eligible Subsidiary, as applicable. Any Lender may, but shall have no obligation to, make such offers, and the Borrower or such Eligible Subsidiary, as applicable, may, but shall have no obligation to, accept any such offers in the manner set forth in this section 2A; provided that neither the Borrower nor any Eligible Subsidiary, as applicable, may accept any offer if, (i) the aggregate Alternative Currency Outstandings would exceed $5,000,000 after taking into account such requested Alternative Currency Advance, or (ii) after such requested Alternative Currency Advance is added to the Revolving Credit Exposure, the Revolving Credit Exposure would exceed the Maximum Available Revolving Commitment.

      1.8. Section 2A.10 of the Credit Agreement is hereby amended to delete subsection (b) therefrom and to insert in place thereof the following:

            (b) Alternative Currency Advances, Other Loans and Letter of Credit Outstandings. If, on any date (after giving effect to any other payments on such date), the Revolving Credit Exposure shall exceed the Maximum Available Revolving Commitment, the Borrower shall immediately prepay, without any prepayment penalty or premium, on such date that principal amount of General Revolving Loans or Alternative Currency Advances and, after General Revolving Loans and Alternative Currency Advances shall have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming, in the case of partial prepayments of General Revolving Loans, to the requirements as to the amounts of partial prepayments of General Revolving Loans that are contained in section 5.1, and the Borrower shall be obligated to reimburse the Lenders pursuant to section 2A.12 and 2.11.

      1.9. Section 2A.17 of the Credit Agreement is hereby amended to add the following new subparts (C), (D) and (E) thereto and the following new paragraph thereto:

            and (C) the Borrower and each Guarantor of Payment shall have guaranteed the obligations of such Eligible Subsidiary under this Agreement pursuant to the terms of a Guaranty of Payment; (D) the Borrower and such Eligible Subsidiary shall have provided to the Administrative Agent such corporate governance and authorization documents and

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
      an opinion of counsel as may be deemed necessary or appropriate by the Administrative Agent; and (E) such Eligible Subsidiary shall have executed such other assumption agreements, documents, instruments or other agreements, as may be deemed necessary or appropriate by the Administrative Agent.

      Upon satisfaction by the Borrower and any such Foreign Subsidiary of the requirements set forth above, the Administrative Agent shall promptly notify the Borrower whereupon such Foreign Subsidiary shall be designated an "Eligible Subsidiary" pursuant to the terms and conditions of this Agreement, and such Eligible Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Credit Document applicable to an Eligible Subsidiary as if such Eligible Subsidiary had been the original party making such representations, warranties and covenants.

      1.10. Section 3.1(b)(i) of the Credit Agreement is hereby amended to delete subpart (y) therefrom and to insert in place thereof the following:

            (y) when added to the Revolving Credit Exposure, an amount equal to the "Maximum Available Revolving Commitment".

      1.11. Section 4.1(a) of the Credit Agreement is hereby amended to delete subpart (ii) therefrom in its entirety.

      1.12. Section 5.3 of the Credit Agreement is hereby amended to delete subsections (a) and (b) therefrom and to insert in place thereof the following:

            (a) If Outstanding Loans and Letter of Credit Outstandings Exceed Maximum Available Revolving Commitment. If, on any date (after giving effect to any other payments on such date), (i) the Revolving Credit Exposure shall exceed (ii) the Maximum Available Revolving Commitment then in effect, the Borrower shall prepay on such date that principal amount of General Revolving Loans and, after General Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of General Revolving Loans to the requirements as to the amounts of partial prepayments of General Revolving Loans that are contained in section 5.1. If, after giving effect to the prepayment of General Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings shall exceed the Maximum Available Revolving Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds shall be applied to the secured obligations).

            (b) If Outstanding Swing Line Revolving Loans Exceed Maximum Available Revolving Commitment. If, on any date (after giving effect to any other payments on such date), the aggregate outstanding principal amount of Swing Line Revolving Loans shall exceed an amount equal to the difference between (i) the Maximum Available Revolving Commitment, minus (ii) the difference between
      (A) the Revolving Credit Exposure, and (B) the aggregate outstanding principal amount of Swing Line Revolving Loans, the Borrower shall prepay on such date Swing Line Revolving Loans an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans that are contained in section 5.1.

      1.13. Section 8.1 of the Credit Agreement is hereby amended to delete the clause that reads "and the computation of its ratio of Consolidated Net Debt as of the end of such fiscal period to Consolidated EBITDA for the Testing Period then ended," from subsection (c) and insert in place thereof the following clause:

      "and the computation of the Adjusted Leverage Ratio,"

      1.14. Section 8.10(a) of the Credit Agreement is hereby amended to delete subpart (i) therefrom and to insert in place thereof the following:

            (i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent,

      1.15. Section 8 of the Credit Agreement is hereby amended to add the following new subsections 8.14, 8.15 and 8.16 thereto:

            8.14. Guaranties of Payment. On or before August 10, 2001 (or such later date as shall be agreed to in writing by the Administrative Agent), each Subsidiary of Borrower that is not a Foreign Subsidiary shall have executed and delivered to the Administrative Agent, a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent.

            8.15. Collateral Matters.

            (a) On or before August 10, 2001 (or such later date as shall be agreed to in writing by the Administrative Agent), the Borrower and each Guarantor of Payment shall have executed and delivered to the Administrative Agent (i) a Mortgage with respect to each Mortgaged Property of the Borrower or any such Guarantor of Payment (as applicable), together with such other information, documents or agreements as may be deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, including, but not limited to, the items set forth in subpart (b) hereof, (ii) a Security Agreement, (iii) an Intellectual Property Security Agreement, (iv) such UCC financing statements as the Administrative Agent shall request, which shall be in form and substance satisfactory to the Administrative Agent, and (v) such corporate governance and authorization documents and opinions of counsel as the Administrative Agent shall request.

            (b) On or before August 10, 2001 (or such later date as shall be agreed to in writing by the Administrative Agent), the Borrower and each Guarantor of Payment that directly owns a Foreign Subsidiary shall have executed and delivered to the Administrative Agent a Pledge Agreement, pledging sixty-five percent (65%) of the stock or other equity interest of such Foreign Subsidiary; provided that any stock certificates (or the foreign equivalent thereof) pledged under any Pledge Agreement shall be delivered to the Administrative Agent within forty-five (45) days after the date of such Pledge Agreement, or such later date as shall be agreed to in writing by the Administrative Agent.

            (c) With respect to each Mortgaged Property, within thirty (30) days of the Administrative Agent's written request after the occurrence of a Default or Event of Default, the Borrower shall deliver to the Administrative Agent:

            (i) a loan policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) (unless such form is unavailable in any particular state, in which case the Borrower shall have provided such other form of a loan policy of title insurance as may reasonably requested by the Administrative Agent) issued by a title company satisfactory to the Administrative Agent and the Required Lenders (collectively, the "Loan Policies" and, individually, a "Loan Policy") in an amount equal to the fair market value of such Mortgaged Property, insuring each Mortgage to be a valid first priority Lien on such Mortgaged Property, free and clear of all defects and encumbrances except such matters of record as permitted pursuant to this Agreement, with such endorsements and affirmative insurance as the Administrative Agent and the Required Lenders may request;

            (ii) environmental reports or studies prepared by environmental engineering firms acceptable to the Administrative Agent and the Required Lenders (the "Reports"), which Reports shall be in form acceptable to the Administrative Agent and the Required Lenders;

            (iii) a current (certified not more than thirty (30) days prior to the date of such request) "as-built" survey of the such Mortgaged Property, prepared by a licensed surveyor acceptable to the Administrative Agent and the Required Lenders, certified to the Administrative Agent, on behalf of the Lenders, and the title company pursuant to certificate of survey acceptable to the Administrative Agent and the Required Lenders; such survey shall be in form and substance acceptable to the Administrative Agent and the Required Lenders and shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1999;

            (iv) a copy of the certificate of occupancy for each building located on such Mortgaged Property;

            (v) evidence of compliance in all material respects with all building and zoning codes applicable to such Mortgaged Property and evidence of the availability and adequacy of utilities for the buildings located on such Mortgaged Property; and


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
            (vi) evidence, reasonably satisfactory to the Administrative Agent and the Required Lenders, that no portion of any of such Mortgaged Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency.

            (d) On or before September 30, 2001, or such later date as the Administrative Agent shall consent to in writing, (i) each Eligible Subsidiary shall have executed and delivered such security agreements, mortgages and other documents, instruments or agreements, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall have deemed necessary or appropriate to secure the Alternative Currency Outstandings, and (ii) the Borrower and each Guarantor of Payment (as applicable) shall deliver to the Administrative Agent, a landlord's waiver, in form and substance satisfactory to the Administrative Agent, for each leased location at which the Borrower or such Guarantor of Payment maintains assets (other than locations owned by the Borrower or a Guarantor of Payment).

            8.16. Right to Take Additional Collateral. In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, Borrower shall, and shall cause each Subsidiary of Borrower or each Subsidiary of a Guarantor of Payment to grant to the Administrative Agent, as additional security for the obligations of Borrower, a first priority (to the extent not otherwise encumbered) security interest in or Lien on any real or personal property of Borrower or any such Subsidiary, as the case may be, and shall execute and deliver to the Administrative Agent such agreements and other documents, including, but not limited to, any of the documents referenced in section 8.14(a) and (b) hereof, as the Administrative Agent shall request.

      1.16. Section 9.2 of the Credit Agreement is hereby amended to delete subsection (b) therefrom and to insert in place thereof the following:

            (b) Permitted Acquisitions. On the Covenant Compliance Date and thereafter, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make any Acquisition that is a Permitted Acquisition, provided that the aggregate consideration for all such Permitted Acquisitions for Borrower and all Subsidiaries, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of the acquired person or persons, shall not exceed $5,000,000.

      1.17. Section 9.3 of the Credit Agreement is hereby amended to add the following new subsection (d) thereto:

            and (d) Liens granted to the Administrative Agent in connection with this Agreement;

      1.18. Section 9.5 of the Credit Agreement is hereby amended to delete subsection (o) therefrom and to insert in place thereof the following:

            (o) any other loans, advances, investments (whether in the form of cash or contribution of property, and, if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Borrower), including, without limitation, in or to or for the benefit of, Subsidiaries, joint ventures, or other persons, not otherwise permitted by the foregoing clauses (such loans, advances and investments, collectively, "Basket Investments"), provided that (i) at the time of making any such Basket Investment no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) (A) prior to the Covenant Compliance Date, no Basket Investments shall be permitted, except that the Borrower may (1) repurchase shares of its outstanding capital stock up to an aggregate amount of $2,500,000, and (2) make investments in Net Shape Technologies LLC up to an aggregate amount of $1,000,000, and (B) after the Covenant Compliance Date, the maximum aggregate cumulative amount of Basket Investments that are so made and outstanding at any time shall not exceed an aggregate amount of $5,000,000, taking into account the repayment of any loans or advances comprising such Basket Investments.

      1.19. Section 9 of the Credit Agreement is hereby amended to delete section 9.8 therefrom and to insert in place thereof the following:

            9.8. Leverage Ratio. The Borrower shall not permit at any time the Leverage Ratio to exceed (i) 3.80 to 1.00 on the Closing Date through December 30, 1998, (ii) 3.50 to 1.00 on December 31, 1998 through June 29, 2001, (iii) 4.10 to 1.00 on June 30, 2001 through September 29, 2001, (iv)
      4.30 to 1.00 on September 30, 2001 through December 30, 2001, (v) 4.00 to
      1.00 on December 31, 2001 through March 30, 2002, (vi) 3.75 to 1.00 on
      March 31, 2002 through June 29, 2002, and (vii) 3.50 to 1.00 on June 30, 2002 and thereafter.

      1.20. Section 9 of the Credit Agreement is hereby amended to delete section 9.9 therefrom and to insert in place thereof the following:

            9.9. Interest Coverage Ratio. The Borrower shall not permit at any time the Interest Coverage Ratio to be less than (a) 2.00 to 1.00 on the Closing Date through June 29, 2001, (b) 1.20 to 1.00 on June 30, 2001 through September 29, 2001, (c) 1.00 to 1.00 on September 30, 2001 through December 30, 2001, (d) 1.15 to 1.00 on December 31, 2001 through March 30, 2002, (e) 1.25 to 1.00 on March 31, 2002 through June 29, 2002, (f) 1.70 to 1.00 on June 30, 2002 through September 29, 2002, and (g) 2.00 to 1.00 on September 30, 2002 and thereafter.

      1.21. Section 9 of the Credit Agreement is hereby amended to add the following new section 9.14 thereto:

            9.14. Fixed Charge Coverage Ratio. The Borrower shall not permit at any time the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00, commencing on June 30, 2001 and thereafter.

      1.22. Subsection 10.1 of the Credit Agreement is hereby amended to delete subsection (f) therefrom and to insert in place thereof the following:

            (f) Other Credit Documents: any of the Credit Documents (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

      1.23. The Credit Agreement is hereby amended to delete Annex I therefrom and to insert in place thereof a new Annex I thereto in the form of Annex I attached hereto.

      1.24. The Credit Agreement is hereby amended to add a new Annex VII thereto in the form of Annex VII attached hereto.

      1.25. The Borrower, the Administrative Agent and the Lenders hereby agree that, unless otherwise consented to by the Holders, as defined in the Indenture (as hereinafter defined), under the Indenture, the amount secured under the Security Documents shall not exceed an amount equal to the greater of (a) Twenty-Five Million Dollars ($25,000,000), or (b) the sum, as determined on the date that the Obligations under the Credit Agreement shall have been incurred or such other date on which a greater amount of the Obligations under the Credit Agreement would be permitted to be secured under the Indenture (it being the intent of the parties to secure the highest amount of the Obligations), of (i) eighty-five percent (85%) of the consolidated book value of net accounts receivable of the Borrower and its Subsidiaries, plus (ii) sixty percent (60%) of the consolidated book value of inventory (as defined in the UCC) of the Borrower and its Subsidiaries. As used herein, "Indenture" shall mean the Indenture, dated as of November 27, 1996, among Borrower, the Guarantors, as defined in the Indenture, and the Trustee, as the same may from time to time be amended, restated, supplemented or otherwise modified.

      1.26. The Borrower has informed the Administrative Agent and the Lenders that Hutchinson Products LLC, a Delaware limited liability company ("Hutchinson"), desires to convert its form of organization from a limited liability company to a corporation organized under the laws of Delaware (the "Conversion"), and the name of Hutchinson would be changed to Hawk Motors, Inc. Pursuant to Section 8.5 of the Credit Agreement, the Borrower has requested that Administrative Agent and the Required Lenders consent to the Conversion. Administrative Agent and the Required Lenders, by signing this Amendment, hereby consent to the Conversion. Concurrently with the Conversion, Hutchinson shall deliver to the Administrative Agent such replacements or amendments to the Guaranty of Payment and Security Documents that it previously executed as may be deemed necessary or appropriate by the Administrative Agent.

      1.27. The Borrower has also informed the Administrative Agent and the Lenders that Wellman Friction Products U.K. Corp., a Guarantor of Payment, which is an inactive Subsidiary of the Borrower that owns no real or personal property, desires to dissolve and terminate its existence as a corporation on or before December 31, 2001 (the "Corporate Termination"). Pursuant to Section 8.5 of the Credit Agreement, the Borrower has requested that Administrative Agent and the Required Lenders consent to the Termination. Administrative Agent and the Required Lenders, by signing this Amendment, hereby consent to the Termination, provided that the Borrower shall deliver to the Administrative Agent five Business Days' prior written notice of such Corporate Termination.

      SECTION 2. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants as follows:

      2.1. Authorization and Validity of Amendment. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

      2.2. Representations and Warranties. The representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

      2.3. No Event of Default. No Default or Event of Default exists or immediately hereafter will begin to exist.

      2.4. Compliance. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

      2.5. No Claims. The Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of its or any Subsidiary's obligations or liabilities under the Credit Agreement or any other Credit Document.

      SECTION 3. RATIFICATIONS.

      Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

      SECTION 4. BINDING EFFECT.

      Concurrently herewith:

      (a) the Borrower shall have caused each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

      (b) Borrower shall have caused each Subsidiary of Borrower that is not a Foreign Subsidiary to execute and deliver to the Administrative Agent, a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent;

      (c) Borrower and any Guarantor of Payment that directly owns a Foreign Subsidiary shall have executed and delivered to the Administrative Agent a Pledge Agreement, in form and substance satisfactory to the Administrative Agent;

      (d) the Borrower shall have executed and delivered, and shall have caused each Guarantor of Payment to execute and deliver, to the Administrative Agent, for the benefit of the Lenders, (i) a Mortgage with respect to each Mortgaged Property set forth on Annex VII to the Credit Agreement owned by the Borrower or any such Guarantor of Payment (as applicable), (ii) a Security Agreement, (iii) an Intellectual Property Security Agreement, (iv) such UCC financing statements as the Administrative Agent shall request, all to be in form and substance satisfactory to the Administrative Agent and the Lenders;

      (e) with respect to the property owned or leased by the Borrower and each Subsidiary of the Borrower, the Borrower shall have provided to the Administrative Agent (i) the results of UCC, federal and state tax lien and judicial lien searches and other lien searches satisfactory to the Administrative Agent and the Lenders, and (ii) UCC termination statements or, if applicable, other termination statements, reflecting termination of all financing and registration statements previously filed by any other party having a security interest in any part of any property of the Borrower or any Subsidiary and not permitted under the Credit Agreement;

      (f) the Borrower shall have provided to the Administrative Agent and the Lenders an officer's certificate certifying the names of the officers of the Borrower and each Guarantor of Payment authorized to sign this Amendment and the Security Documents to which the Borrower or such Guarantor of Payment is a party, together with the true signatures of such officers and certified copies of the resolutions of the board of directors or executive committee of the Borrower or such Guarantor of Payment, evidencing approval of the execution and delivery of this Amendment and the Security Documents to which the Borrower or such Guarantor of Payment is a party;

      (g) the Borrower shall have provided to the Administrative Agent and the Lenders such opinions of counsel for the Borrower and each Guarantor of Payment, in form and substance satisfactory to the Administrative Agent and the Lenders, as the Administrative Agent and the Lenders may deem necessary or appropriate;

      (h) the Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders, an amendment fee in the amount of One Hundred Thousand Dollars ($100,000);

      (i) the Borrower shall have paid all legal fees and expenses of the Administrative Agent in connection with this Amendment and the documents executed in connection herewith; and

      (j) the Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent and the Lenders.

      SECTION 5. MISCELLANEOUS.

      5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

      5.2. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

      5.3. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

      5.4. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws provisions.

      5.5. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      5.6. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement. Except as set forth herein, the Credit Agreement shall remain in full force and effect and be unaffected hereby.

      5.7. Waiver of Claims. The Borrower, by signing below, hereby waives and releases Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

      5.8. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

      5.9. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

                                                HAWK CORPORATION

                                                By: /s/ Thomas A. Gilbride
                                                   ---------------------------
                                                Name: Thomas A. Gilbride
                                                     -------------------------
                                                Title: Vice President-Finance
                                                      ------------------------

                                                KEYBANK NATIONAL
                                                ASSOCIATION,
                                                  as the Administrative Agent
                                                  and as a Lender

                                                By: /s/ Thomas J. Purcell
                                                   ----------------------------
                                                Name: Thomas J. Purcell
                                                     --------------------------
                                                Title: Senior Vice President
                                                      -------------------------

                                                NATIONAL CITY BANK

                                                By: /s/ Eric R. Giesecke
                                                   ----------------------------
                                                Name: Eric R. Giesecke
                                                     --------------------------
                                                Title: Assistant Vice President
                                                      -------------------------

                                                LASALLE BANK NATIONAL
                                                ASSOCIATION

                                                By: /s/ Jefferson M. Green
                                                   ----------------------------
                                                Name: Jefferson M. Green
                                                     --------------------------
                                                Title: First Vice President
                                                      -------------------------


                              Signature Page 1 of 2

                                                COMERICA BANK

                                                By: /s/ Jeffrey J. Judge
                                                   ---------------------------
                                                Name: Jeffrey J. Judge
                                                     -------------------------
                                                Title: Vice President
                                                      ------------------------

                                                BANK ONE, N.A.

                                                By: /s/ Moses R. Jhirad
                                                   ---------------------------
                                                Name: Moses R. Jhirad
                                                     -------------------------
                                                Title: Vice President
                                                      ------------------------

                                                HARRIS TRUST AND SAVINGS
                                                BANK

                                                By: /s/ Kirby M. Law
                                                   ---------------------------
                                                Name: Kirby M. Law
                                                     -------------------------
                                                Title: Vice President
                                                      ------------------------


                              Signature Page 2 of 2

                                     ANNEX I


                           INFORMATION AS TO LENDERS

                           GENERAL            GENERAL
                     REVOLVING FACILITY      REVOLVING         SWING LINE          TERM LOAN            NOTICE ADDRESS
  NAME OF LENDER         PERCENTAGE         COMMITMENT         COMMITMENT         COMMITMENT            FOR THE LENDERS
--------------------------------------------------------------------------------------------------------------------------
KeyBank National
 Association            26.470588238%      $7,941,176.47      $5,000,000.00     $9,264,705.8833      KeyBank National
                                                                                                     Association
                                                                                                     127 Public Square
                                                                                                     Cleveland, Ohio 44114
                                                                                                     Attn: Large Corporate
                                                                                                     Banking
--------------------------------------------------------------------------------------------------------------------------
LaSalle Bank
 National
 Association            20.588235294%      $6,176,470.59      $        0.00     $7,205,882.3529

--------------------------------------------------------------------------------------------------------------------------
Bank One, N.A.          14.705882352%      $4,411,764.71      $        0.00     $5,147,058.8232
--------------------------------------------------------------------------------------------------------------------------
Comerica Bank           14.705882352%      $4,411,764.71      $        0.00     $5,147,058.8232
--------------------------------------------------------------------------------------------------------------------------
National City Bank      11.764705882%      $3,529,411.76      $        0.00     $4,117,647.0587
--------------------------------------------------------------------------------------------------------------------------
Harris Trust and
 Savings Bank           11.764705882%      $3,529,411.76      $        0.00     $4,117,647.0587
--------------------------------------------------------------------------------------------------------------------------


                                 Annex I Page 1

                                    ANNEX VII

                             REAL PROPERTY LOCATIONS

OWNER                             ADDRESS                       COUNTY
--------------------------------------------------------------------------
Friction Products Co.             920 Lake Road                 Medina
                                  Medina OH 44256
--------------------------------------------------------------------------
Logan Metal Stampings, Inc.       570 Wolf Ledges Pkwy.         Summit
                                  Akron OH 44311
--------------------------------------------------------------------------
Helsel, Inc.                      596 Oak Street                Washington
                                  Campbellsburg IN 47108
--------------------------------------------------------------------------
Hutchinson Products LLC           4131 Alby Street              Madison
                                  Alton IL 62002
--------------------------------------------------------------------------
S.K. Wellman Corp.                5372 W. 130th Street          Cuyahoga
                                  Brook Park OH 44142
--------------------------------------------------------------------------
Allegheny Powder                  Route 950                     Jefferson
Metallurgy, Inc.                  PO Box 376
                                  Falls Creek PA 15840
--------------------------------------------------------------------------
Clearfield Powdered               PO Box 1072                   Clearfield
Metals, Inc.                      Clearfield PA 16830
--------------------------------------------------------------------------


                                Annex VII Page 1

                            GUARANTOR ACKNOWLEDGMENT

      The undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 2 to Credit Agreement. The undersigned specifically agrees to the waivers set forth in such agreement, including, but not limited to, the jury trial waiver. The undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

      The undersigned hereby waives and releases the Administrative Agent and the Lenders and the directors, officers, employees, attorneys, affiliates and subsidiaries of the Administrative Agent and the Lenders from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.


                                          FRICTION PRODUCTS CO.
                                          S.K. WELLMAN CORP.
                                          HELSEL, INC.
                                          LOGAN METAL STAMPINGS, INC.
                                          HUTCHINSON PRODUCTS LLC
                                          SINTERLOY CORPORATION
                                          HAWK BRAKE, INC.
                                          S.K. WELLMAN HOLDINGS, INC.
                                          WELLMAN FRICTION PRODUCTS U.K.
                                           CORP.
                                          CLEARFIELD POWDERED METALS,
                                           INC.
                                          ALLEGHENY POWDER METALLURGY,
                                           INC.
                                          QUARTER MASTER INDUSTRIES, INC.
                                          HAWK MIM, INC.
                                          TEX RACING ENTERPRISES, INC.
                                          NET SHAPE TECHNOLOGIES LLC

                                          By: /s/ Thomas A. Gilbride
                                             ----------------------------------
                                          Name: Thomas A. Gilbride
                                               --------------------------------
                                               Vice President-Finance of each of
                                               the foregoing companies